UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

ENERGY QUEST INC.

(Exact name of registrant as specified in charter)

Nevada	000-28305	91-1880015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Firetower Road, Leesburg, Georgia	31763-3755
(Address of principal executive offices)	(Zip Code)

(229) 759-9176

Registrant’s telephone number

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Item 8.01 Other Events.

On July 31, 2012, Energy Quest Inc. ("Energy Quest") and its wholly owned subsidiary, Quest Communications, Inc.(“Quest Communications”), has returned and canceled all agreements it had with Suncoast REI Holdings and Beach City Radio back to Bridgeport Entertainment and Beach City Entertainment as previously announced. This was due to contracts with the above mentioned parties not being in-line with Energy Quest’s near-term financial targets. Management initially positioned the company to generate revenues from three diversified sources; oil refining technologies, waste energy technologies and media.

Energy Quest will now focus on their original two divisions, oil refining and waste energy. Both divisions are in high-growth, high demand sectors.

Based on current developments, Energy Quest and Quest Communications will not be relocating its offices to 2701 Gulf Boulevard, Indian Rocks Beach, Florida.

In addition, on December 15, 2011, Energy Quest had entered into a consulting agreement with Mr. Vince Vellardita to provide a number of services to the company. As of July 27, 2012, Mr. Vellardita has not provided any of the agreed services and Energy Quest has cancelled the agreement effective immediately. Mr. Vince Vellardita has no further involvement or authority pertaining to Energy Quest or its wholly owned subsidiary Quest Communications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY QUEST INC.

Date: July 31, 2012	By: /s/ Ron Foster
Ron Foster, President and CEO